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                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                 -----------------


                                                     FORM 8-K


                                              Current Report Pursuant
                                           to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934


                                        Date of Report: November 11, 1998
                Date of earliest event reported: October 31, 1998


                                           SIERRA HEALTH SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                                      Nevada
                 (State or Other Jurisdiction of Incorporation)


                        1-8865                                       88-0200415
               (Commission File Number)       (IRS Employer Identification No.)

                 2724 North Tenaya Way                                  89128
                   Las Vegas, Nevada                                 (Zip Code)
       (Address of principal executive offices)


                                                  (702) 242-7000
               Registrant's Telephone Number, Including Area Code



-------------------------------------------------------------------------------

Item 2.           Acquisition of Assets

On October 31, 1998, a subsidiary of Sierra Health Services, Inc. ("Sierra" or "the Company"), Texas Health Choice, L.C. (formerly HMO Texas, L.C.), completed the acquisition of certain assets of Kaiser Foundation Health Plan of Texas ("Kaiser-Texas"), a health plan operating in Dallas-Forth Worth with approximately 109,000 members and Permanente Medical Association of Texas ("Permanente"), a 150 physician medical group operating in that area. The acquisition was effected pursuant to a definitive agreement dated as of June 5, 1998. The purchase price was $124 million, which is net of $20 million in operating cost support to be paid to Sierra by Kaiser Foundation Hospitals in five quarterly installments following the closing of the transaction. The purchase price includes amounts for real estate and eight medical and office facilities encompassing more than 500,000 square feet. The Company intends to use the property and equipment in the same manner as Kaiser did. The purchase price may increase by $30 million over three years if certain growth, member retention and accreditation goals are met by the health plan.

Sierra is assuming no prior liabilities for malpractice or other litigation, or for any unanticipated future adjustments to claims expenses for periods prior to closing. The transaction has been financed with a five-year revolving credit facility. Bank of America NT & SA is the administrative agent and NationsBanc Montgomery Securities LLC is the lead arranger for the credit facility. The transaction had been previously approved by the Boards of Directors of Kaiser and the Company.

Item 7.           Financial Statements and Exhibits

     Pro Forma Financial Information (giving effect to the acquisition of Kaiser-Texas by Sierra)

1.       Unaudited  pro forma  condensed  combined  balance sheet as of June 30,
         1998 and unaudited pro forma condensed combined statements of operations for the six months ended June 30, 1998 and for the year ended December 31, 1997.

Financial Statements of Business Acquired:

1. Unaudited financial statements of Kaiser Foundation Health Plan of Texas for the six months ended June 30, 1998.

2. Audited financial statements of Kaiser Foundation Health Plan of Texas for the years ended December 31, 1997 and 1996.

Exhibits

Exhibit 10.1 Master Purchase and Sale Agreement between Kaiser Foundation Health Plan of Texas (as Seller) and HMO Texas, L.C. (as Buyer), dated June 5, 1998, incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarter ended June 30, 1998.

Exhibit 10.2 Asset Sale and Purchase Agreement between Kaiser Foundation Health Plan of Texas, A Texas Non-Profit
                  Corporation and HMO Texas, L.C., a Texas Limited Liability Company, dated June 5, 1998, incorporated by reference to
                  Exhibit 10.2 to the Registrant's Form 10-Q for the quarter ended June 30, 1998.

Exhibit 10.3 Asset Sale and Purchase Agreement between Permanente Medical Association of Texas, a Texas Professional Association and HMO Texas, L.C., a Texas Limited Liability Company, dated June 5, 1998, incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-Q for the quarter ended June 30, 1998.

Exhibit 23.1 Consent of Deloitte & Touche LLP.

                                           SIERRA HEALTH SERVICES, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma financial statements ("The Pro Forma Financial Statements") gives effect to the consummation of the acquisition of Kaiser-Texas as described in Item 2, as if the acquisition occurred as of December 31, 1996 for the purposes of the unaudited pro forma condensed combined statements of operations and as of June 30, 1998 for purposes of the unaudited pro forma condensed combined balance sheet. The unaudited pro forma condensed combined financial statements are based on the historical audited financial statements for the year ended December 31, 1997 and the unaudited financial statements as of and for the six months ended June 30, 1998.

Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions and adjustments described in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma financial information presented herein is not necessarily indicative of the results of operations or financial position that Sierra would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of Sierra. The unaudited pro forma financial statements should be read in conjunction with the separate audited financial statements and the notes thereto for the year ended December 31, 1997 included in the Company's Form 10-K and the unaudited financial statements for the six months ended June 30, 1998 included in the Company's Form 10-Q. The historical financial statements of Kaiser-Texas are included in this Form 8-K (see the column titled "Health Plan" in the "Additional Divisional Information" included in the historical financial statements of Kaiser Foundation Health Plan of Texas) and should also be read in conjunction with the unaudited pro forma financial statements.

The Kaiser-Texas historical statements of operations included in the Pro Forma Financial Statements include certain expenses which will not be incurred in the future by the combined companies, such as certain allocated costs from Kaiser-Texas' corporate office, malpractice costs in excess of malpractice insurance costs obtained by Sierra and salary expense for physicians and staff of Kaiser-Texas that will not be retained by Sierra beginning on the acquisition date. The Pro Forma Financial Statements do not give effect to any synergies or other cost savings that may be realized in the future as a result of the acquisition. The Pro Forma Financial Statements do not include the effects of any costs that will be necessary to convert Kaiser-Texas to Sierra's computer systems or to become Year 2000 compliant.

Certain reclassifications have been made to the historical financial data of Kaiser-Texas to conform to Sierra's presentation.

The unaudited pro forma financial information included in this Form 8-K contains certain forward-looking statements that are subject to risk and uncertainty. There can be no assurance that these future results will be achieved. Any forward-looking information contained in this 8-K should be considered in connection with certain cautionary statements contained in the Company's Current Report on Form 8-K dated March 19, 1998 incorporated herein by reference. Such cautionary statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and identify important risk factors that could cause the Company's actual results to differ from those expressed in any projected, estimated or forward-looking statements relating to the Company.

Sierra Health Services, Inc.
Pro Forma Condensed Combined Balance Sheet As of June 30, 1998
(In thousands, except per share data)
(Unaudited)

                                   Historical
                                                                    Non-Acquired      Pro          Pro
                                                          Kaiser-    Assets and      Forma        Forma
                                               Sierra      Texas     Liabilities   Adjustments   Combined

CURRENT ASSETS:
  Cash and Cash Equivalents ..............   $  73,273    $  1,445     $    0     $ 2,408(A)    $ 77,126
  Short-term investments..................     120,676                                           120,676
  Accounts Receivable Net of Allowance....      87,048      11,993                 20,000(A)     119,041
  Prepaid Expenses and Other Assets.......      45,516       8,846     (8,846)                    45,516
                                              --------    --------   -------       ----------     ---------
      Total Current Assets................     326,513      22,284     (8,846)     22,408        362,359
                                              --------    --------   -------       --------      --------

LAND, BUILDINGS AND EQUIPMENT - NET ......     161,953      56,054                 12,000(A)     230,007
LONG-TERM INVESTMENTS.....................     168,504                                           168,504
RESTRICTED CASH AND INVESTMENTS...........      17,174                                            17,174
INTANGIBLE ASSETS.........................      41,870                             90,699(A)     132,569
REINSURANCE RECOVERABLE & OTHER...........      67,274       2,196     (2,196)                    67,274
                                              --------   ---------    -----      ------------   ---------
TOTAL ASSETS..............................    $783,288    $ 80,534   $(11,042)   $125,107       $977,887
                                              ========    ========   =========    ========      ========

CURRENT LIABILITIES:
  Accounts Payable and Other Accrued
      Liabilities.........................    $ 63,496    $ 19,332   $(16,689)   $  9,000(A)    $ 75,139
  Medical Claims Payable..................      75,426      15,589     (5,029)     25,000(A)     110,986
  Current Portion of Reserves for
     Losses and Loss Adjustment Expense...      71,399                                            71,399
  Unearned Premium Revenue................      20,750       2,442                                23,192
  Current Portion of Long-Term Debt.......       6,079         201                                 6,280
                                             ---------    -------- ----------       ----------  ---------
     Total Current Liabilities............     237,150      37,564    (21,718)     34,000        286,996

RESERVES FOR LOSSES AND LOSS
  ADJUSTMENT EXPENSE
  (Less Current Portion)..................     132,844                                           132,844
LONG-TERM DEBT (Less Current Portion).....      95,330        4,253    (3,700)    144,200(A)     240,083
OTHER LIABILITIES.........................      21,825      215,534  (215,534)                    21,825
                                              --------    --------- ---------      -----------  ----------
TOTAL LIABILITIES.........................     487,149      257,351  (240,952)    178,200        681,748
                                               -------    --------- -------          --------    ---------

STOCKHOLDERS' EQUITY:
  Common Stock............................         140                                               140
  Additional Paid-In Capital..............     169,774                                           169,774
  Treasury Stock..........................      (5,601)                                           (5,601)
  Unrealized Holding Gain (Loss)..........         846                                               846
  Retained Earnings.......................     130,980     (176,817)  229,910     (53,093)(A)    130,980
                                             ---------    ---------   -------      ------      ---------
TOTAL STOCKHOLDERS' EQUITY................     296,139     (176,817)  229,910     (53,093)       296,139
                                              --------     --------   -------      ------      ---------
TOTAL LIABILITIES &  STOCKHOLDERS'
  EQUITY..................................    $783,288     $ 80,534   $(11,042)  $125,107       $977,887
                                              ========     ========   =========  ========       ========

    See notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Sierra Health Services, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 1998
(In thousands, except per share data)
(Unaudited)


                                                               Historical             Pro           Pro
                                                                       Kaiser-       Forma          Forma
                                                            Sierra     Texas       Adjustments     Combined
OPERATING REVENUES:
  Medical Premiums.................................        $281,039   $102,644     $    0          $383,683
  Specialty Product Revenues.......................          76,882                                  76,882
  Military Contract Revenues.......................          60,388                                  60,388
  Professional Fees................................          22,094                                  22,094
  Investment Income and Other Revenues.............          14,551        740                       15,291
                                                          ---------   --------     -------          -------
    Total .........................................         454,954    103,384                      558,338
                                                           --------    -------     -------          -------

OPERATING EXPENSES:
  Medical Expenses.................................         233,798    118,642                      352,440
  Specialty Product Expenses.......................          75,759                                  75,759
  Military Contract Expenses.......................          57,019                                  57,019
  General, Administrative and Marketing Expenses...          52,165      5,492      1,134 (B)        59,991
                                                                                    1,200 (C)
    Total .........................................         418,741    124,134      2,334           545,209
                                                           --------   ---------     -----         ---------

OPERATING (LOSS) INCOME............................          36,213    (20,750)    (2,334)           13,129

INTEREST EXPENSE AND OTHER, NET  ..................          (2,900)      (200)    (5,216)(D)        (8,316)
                                                          ---------    --------    ------         ----------

INCOME BEFORE INCOME TAXES ........................          33,313    (20,950)    (7,550)            4,813

(PROVISION) BENEFIT FOR INCOME TAXES...............          (8,575)                9,975 (E)         1,400
                                                         ----------     -------   -------           --------

NET INCOME ........................................       $  24,738  $ (20,950)    $2,425           $ 6,213
                                                          =========   =========    ======          =========

NET INCOME PER COMMON SHARE........................            $.90                                    $.23
                                                               ====                                    ====
NET INCOME PER COMMON SHARE
  ASSUMING DILUTION................................            $.89                                    $.22
                                                               ====                                    ====

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING.......................................          27,476                                  27,476
                                                          =========                                  ======

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING ASSUMING DILUTION....................          27,939                                  27,939
                                                          =========                                  ======


    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Sierra Health Services, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 1997
(In thousands, except per share data)
(Unaudited)

                                                                 Historical            Pro             Pro
                                                                        Kaiser        Forma           Forma
                                                              Sierra    Texas      Adjustments      Combined
OPERATING REVENUES:
  Medical Premiums..................................        $513,857   $196,725     $     0         $710,582
  Specialty Product Revenues........................         146,211                                 146,211
  Military Contract Revenues........................           4,346                                   4,346
  Professional Fees.................................          31,238                                  31,238
  Investment Income and Other Revenues..............          26,072      5,348                       31,420
                                                           ---------   --------                      -------
    Total ..........................................         721,724    202,073                      923,797
                                                            --------   --------                      -------

OPERATING EXPENSES:
  Medical Expenses..................................         419,272    242,855                      662,127
  Specialty Product Expenses........................         143,082                                 143,082
  Military Contract Expenses........................           4,193                                   4,193
  General, Administrative and Marketing Expenses....          93,919     12,150       2,267 (B)      110,736
                                                                                      2,400 (C)
  Merger, Restructuring and Start-Up Expenses.......          29,350                                  29,350
                                                            ---------   -------     -------         --------
     Total .........................................         689,816    255,005       4,667          949,488
                                                             --------   --------    -------        ---------
OPERATING (LOSS) INCOME.............................          31,908    (52,932)     (4,667)         (25,691)

INTEREST EXPENSE AND OTHER, NET  ...................          (4,433)      (841)     (9,991)(D)      (15,265)
                                                           ---------   --------     -------         ---------

INCOME BEFORE INCOME TAXES .........................          27,475    (53,773)    (14,658)         (40,956)

(PROVISION) BENEFIT FOR INCOME TAXES................          (3,234)                23,951 (E)       20,717
                                                          ----------   --------   ---------        ---------

NET INCOME (LOSS)...................................        $ 24,241   $(53,773)   $  9,293         $(20,239)
                                                            ========   ========    ========        =========

NET INCOME (LOSS) PER COMMON SHARE..................            $.90                                   $(.75)
                                                                ====                                    =====
NET INCOME (LOSS) PER COMMON SHARE
 ASSUMING DILUTION..................................            $.88                                   $(.75)
                                                                ====                                   ======

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING........................................          27,012                                  27,012
                                                           =========                                =========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING ASSUMING DILUTION.....................          27,426                                  27,426
                                                           =========                                =========


    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                           SIERRA HEALTH SERVICES, INC.

                                           NOTES TO UNAUDITED PRO FORMA
                                      CONDENSED COMBINED FINANCIAL STATEMENTS
                                                  (in thousands)
Note 1 - Basis of Presentation

The accompanying unaudited pro forma financial statements give effect to the consummation of the acquisition of Kaiser-Texas as described in Item 2, as if the acquisition occurred as of December 31, 1996 for the purposes of the unaudited pro forma condensed combined statements of operations and as of June 30, 1998 for purposes of the unaudited pro forma condensed combined balance sheet. The unaudited pro forma condensed combined financial statements are based on historical audited financial statements for the year ended December 31, 1997 and the unaudited financial statements as of and for the six months ended June 30, 1998.

For purposes of preparing the Pro Forma Financial Statements, the carrying values of Kaiser-Texas' assets and liabilities were assumed to approximate their fair values at the date of acquisition. Accordingly, the purchase price and estimated acquisition costs in excess of the net assets acquired have been preliminarily allocated to goodwill. Goodwill is being amortized in the Pro Forma Financial Statements on a straight line basis over 40 years which is deemed appropriate by Sierra's management based on their best current judgment. The purchase price allocation and the amortization period for goodwill may be adjusted upon completion of the final valuations of Kaiser-Texas' assets and liabilities and the effect of any such adjustment could be significant.

Note 2 - Pro Forma Adjustments

The adjustments to arrive at the Unaudited Pro Forma Combined Financial Statements are as follows:

           A. To reflect the estimated costs in excess of net assets acquired resulting from the acquisition:

               The purchase price consists of the following:

                    Cash paid at closing from revolving credit facility............................        $109,000
                    1998-2001 contingent consideration.............................................               0   (a)
                    Seller mortgage note...........................................................          35,200
                                                                                                         -----------
                        Purchase Price.............................................................         144,200

                    Kaiser-Texas' historical net assets acquired
                      less historical non-acquired net assets......................................         (53,093)  (b)
                    Cash received as an adjustment to the purchase price...........................          (2,408)  (c)
                    Amounts due from Kaiser Foundation Hospitals...................................         (20,000)  (d)
                    Liability for estimated premium deficiency.....................................          25,000   (e)
                    Fixed assets acquired from Kaiser Foundation Hospitals.........................         (12,000)  (f)
                    Estimated acquisition costs....................................................           9,000   (g)
                                                                                                        -----------

                    Estimated purchase price in excess of the fair value
                        of net assets acquired.....................................................        $ 90,699
                                                                                                           ========

                    (a) The pro  forma  financial  statements  do not  reflect a potential additional $30 million earn-out payment over three years if certain growth, member retention and accreditation goals are met.

                    (b)   Represents   Kaiser  Texas'   historical   net  assets
                          acquired less historical non-acquired net assets.

                    (c) Cash received as an adjustment to the purchase  price so that current acquired assets equal current acquired liabilities.

SIERRA HEALTH SERVICES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)


           Note 2 - Pro Forma Adjustments (continued)

                    (d) To  reflect  a $20  million  receivable  for  a  subsidy payment from Kaiser Foundation Hospitals which will be paid over five quarters subsequent to the acquisition date. This payment is intended to subsidize the Kaiser-Texas operations for operating losses while Sierra implements cost reduction plans.

                    (e) To reflect reserves for estimated premium deficiencies related to the Kaiser-Texas Health Plan.

                    (f) To reflect the  acquisition  of fixed assets from Kaiser
                        Foundation Health Plan, the parent company of Kaiser Foundation Health Plan of Texas.

                    (g) To reflect  estimated costs related to the  acquisition, consisting of direct transaction costs, severance and other exit costs.

           B. To reflect amortization of costs in excess of net assets acquired resulting from the acquisition, using an estimated useful life of 40 years.

           C. To reflect estimated depreciation expense on the fixed assets that were acquired from Kaiser Foundation Health Plan.

           D. To reflect interest expense of an estimated 8% per year on the revolving credit facility and 6% per year on the mortgage note due to the seller, less historical interest recorded by Kaiser-Texas. The effective interest rate on the revolving credit facility will be based on a multiple of LIBOR, and is thus subject to variation. If the estimated interest rate on the revolving credit facility was to vary by 1/8 percent, the effect on income would be approximately $140,000 per year.

           E. To reflect the estimated tax effects on Kaiser-Texas' net losses and the pro forma adjustments.

                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          SIERRA HEALTH SERVICES, INC.
                                  (Registrant)


Date: November 11, 1998                                  Paul H. Palmer
                                          --------------------------------
                                                 Paul H. Palmer
                                                 Acting Chief Financial Officer
                            (Principal Financial and
                               Accounting Officer)

                                      KAISER FOUNDATION HEALTH PLAN OF TEXAS


                                               FINANCIAL STATEMENTS
                                      FOR THE SIX MONTHS ENDED JUNE 30, 1998
        AND ADDITIONAL INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1998


STATEMENTS OF OPERATIONS AND CHANGES IN NET DEFICIENCY
(in thousands)

                                                          Six Months Ended
                                                             June 30, 1998
                                                              ( Unaudited)
Revenues:
    Members' dues                                               $  86,775
    Supplemental charges                                            6,899
    Medicare                                                        6,718
    Other                                                           7,174
                                                                 --------
Total Revenues                                                    107,566
Expenses:
    Medical services                                               75,934
    Hospital services                                              23,032
    Outpatient pharmacy                                            14,441
    Other benefit costs                                             5,235
                                                             ------------
Total Medical and Hospital Services                               118,642
    Health Plan administration                                      9,728
Total Expenses                                                    128,370
Net Loss                                                          (20,804)

    Donated capital                                                     --
    Net deficiency at beginning of year                          (161,483)
Net Deficiency at End of Year                                   $(182,287)
                                                                =========


                                         See notes to financial statements

                                      KAISER FOUNDATION HEALTH PLAN OF TEXAS




BALANCE SHEET
(in thousands)


                                                             June 30, 1998
                                                              (Unaudited)
ASSETS
Current Assets:
    Cash and equivalents                                       $    1,454
    Accounts receivables                                           12,009
    Other                                                           5,221
    Due from affiliated organizations                               5,688
                                                               ----------
Total Current Assets                                                24,372
Land, Buildings, and Equipment                                      59,534
Other Assets                                                         1,742
                                                               -----------

Total Assets                                                   $    85,648
                                                               ===========

LIABILITIES AND NET DEFICIENCY
Current Liabilities:
    Accounts payable and accrued expenses                      $   24,824
    Payroll and related charges                                     2,722
    Due to affiliated organizations                                 2,198
    Due to associated medical group                                 5,029
    Other                                                           2,442
    Current installments on long-term debt                            201
                                                             ------------
Total Current Liabilities                                          37,416
Long-Term Debt                                                      4,253
Other Long-Term Liabilities                                       226,266
                                                               ----------
Total Liabilities                                                 267,935
Net Deficiency                                                   (182,287)
                                                             ------------
Total Liabilities and Net Deficiency                           $   85,648
                                                               ==========

                                         See notes to financial statements

                                      KAISER FOUNDATION HEALTH PLAN OF TEXAS




STATEMENT OF CASH FLOWS
(in thousands)

                                                                        Six Months Ended
                                                                          June 30, 1998
                                                                          ( Unaudited)

Cash Flows from Operating Activities
Net Loss                                                                   $(20,804)
Adjustments  to  reconcile  net  loss  to  net  cash  provided  from   operating
  activities:
     Depreciation and amortization                                            3,989
     Write-down of land, buildings, and equipment                             1,110
     Provision of self-insured risks                                          7,469
     Amounts paid for self-insured risks                                     (8,830)
     Interest on borrowings from affiliated organizations                       149
     Changes in assets and liabilities:
Accounts receivable                                                             270
Other current assets                                                            238
Other assets                                                                 (1,500)
Due from affiliated organizations                                             3,618
Accounts payable and accrued expenses                                           260
Payroll and related charges                                                    (611)
Due to affiliated organizations                                                 664
Due to associated medical group                                                 884
Other liabilities                                                               (45)
                                                                           --------
Net Cash Used in Operating Activities                                       (13,139)
                                                                             ------
Cash Flows from Investing Activities:
Additions to land, buildings, and equipment                                  (1,068)
                                                                           --------
Net Cash Provided from (Used in) Investing Activities                        (1,068)
                                                                           --------
Cash Flows from Financing Activities:
Capital lease obligation                                                         (4)
Payments on long-term debt                                                      (69)
Net borrowings from affiliated organizations                                 13,291
                                                                           --------
Net Cash Provided from Financing Activities                                  13,218
                                                                           --------
Net Change in Cash and Equivalents                                             (989)
Cash and Equivalents at Beginning of Year                                     2,443
                                                                           --------

Cash and Equivalents at End of Year                                        $  1,454
                                                                           ========

                                         See notes to financial statements

                                      KAISER FOUNDATION HEALTH PLAN OF TEXAS




NOTES TO FINANCIAL STATEMENTS
Six Months ended June 30, 1998 (Unaudited)


General

Kaiser Foundation Health Plan of Texas (Health Plan) is a nonprofit corporation, exempt from federal and state income taxes. Health Plan is a subsidiary of Kaiser Foundation Health Plan, Inc. (KFHP), and the accompanying financial statements have been prepared from the separate records maintained by Health Plan. Such financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations if Health Plan had been operated as an unaffiliated company. Health Plan contracts with Kaiser Foundation Hospitals (Hospitals) and Permanente Medical Association of Texas (Medical Group) to provide or arrange hospital and medical services to members. Contract payments to the Medical Group and Hospitals represent a substantial portion of the expenses for medical and hospital services reported in the statements of operations and changes in net deficiency.

KFHP and Hospitals have committed to fund operating and capital expenditures of Health Plan, as necessary.

All material intercompany balances and transactions have been eliminated. These statements have been prepared in conformity with the generally accepted accounting principles used in preparing the company's annual audited financial statements but do not contain all of the information and disclosures that would be required in a complete set of audited financial statements. They should, therefore, be read in conjunction with the company's annual audited financial statements and related notes thereto for the years ended December 31, 1997 and 1996. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the financial results for the interim periods presented.

The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported. Incurred but not reported claims, self-insured risks, pension benefits, and certain revenue subject to retroactive adjustment represent significant estimates. Actual results could differ materially from these estimates.

                                      KAISER FOUNDATION HEALTH PLAN OF TEXAS


ADDITIONAL DIVISIONAL  INFORMATION--OPERATIONS  AND CHANGES IN NET DEFICIENCY As
of June 30, 1998 (Unaudited) (in thousands)
                                                        Health Plan          CSC      Eliminations        Totals
Revenues:



    Members' dues                                     $     86,775       $    0           $   0         $   86,775
    Supplemental charges                                     6,899                                           6,899
    Medicare                                                 6,718                                           6,718
    Other                                                    2,992       $  4,959         $(777)             7,174
                                                      ------------       --------         -----       ------------
Total Revenues                                             103,384          4,959          (777)           107,566
Expenses:
    Medical services                                        75,934                                          75,934
    Hospital services                                       23,032                                          23,032
    Outpatient pharmacy                                     14,441                                          14,441
    Other benefit costs                                      5,235                                           5,235
                                                      ------------     ----------     ----------      ------------
Total Medical and Hospital Services                        118,642                                         118,642
    Health Plan administration                               5,692          4,813          (777)             9,728
                                                      ------------     ----------     ---------       ------------
Total Expenses                                             124,334          4,813          (777)           128,370
                                                      ------------     ----------     ---------       ------------
Net Loss                                                   (20,950)            146                         (20,804)

    Capital contributions                                        -                                               -
    Net deficiency at beginning of year                   (155,868)        (5,615)                        (161,483)
                                                      ------------     ----------     ----------      ------------
Net Deficiency at End of Year                            $(176,818)       $(5,469)        $              $(182,287)
                                                         =========     ==========     ===========        =========

                                         See notes to financial statements

                                      KAISER FOUNDATION HEALTH PLAN OF TEXAS


ADDITIONAL DIVISIONAL INFORMATION--BALANCE SHEET As of June 30, 1998 (Unaudited)
(in thousands)
                                                             Health Plan       CSC    Eliminations       Totals
ASSETS
Current Assets:

    Cash                                                      $  1,445   $      9       $     0       $  1,454
    Accounts receivable                                         11,993         16                       12,009
    Other                                                        5,146         75                        5,221
    Due from affiliated organizations                            3,700      3,745       $(1,757)         5,688
                                                       ---------------    -------       -------       --------
Total Current Assets                                            22,284      3,845        (1,757)        24,372
Land, Buildings, and Equipment                                  56,054      3,480                       59,534
Other Assets                                                     2,196        116          (570)         1,742
                                                       --------------- ----------       -------       --------
Total Assets                                                  $ 80,534     $7,441       $(2,327)      $ 85,648
                                                       ===============     ======       =======       ========

LIABILITIES AND NET DEFICIENCY
Current Liabilities:
    Accounts payable and accrued expenses                    $  23,924    $   900                     $ 24,824
    Payroll and related charges                                  2,315        407                        2,722
    Due to affiliated organizations                              3,653        302       $(1,757)         2,198
    Due to associated medical group                              5,029                                   5,029
    Other                                                        2,442                                   2,442
    Current installments on long-term debt                         201                                     201
                                                       ---------------     ------        ------  -------------
Total Current Liabilities                                       37,564      1,609        (1,757)        37,416
Long-Term Debt                                                   4,253                                   4,253
Other Long-Term Liabilities                                    215,534     11,302          (570)       226,266
                                                       ---------------    -------       -------        -------
Total Liabilities                                              257,351     12,911        (2,327)       267,935
Net Deficiency                                                (176,817)    (5,470)                    (182,287)
                                                       ---------------     ------        ------       --------
Total Liabilities and Net Deficiency                         $  80,534    $ 7,441       $(2,327)     $  85,648
                                                       ===============    =======       =======      =========

                        See notes to financial statements

                                      KAISER FOUNDATION HEALTH PLAN OF TEXAS















                     KAISER FOUNDATION HEALTH PLAN OF TEXAS
                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996,
          ADDITIONAL INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1997,
                        AND INDEPENDENT AUDITORS' REPORT

                                      KAISER FOUNDATION HEALTH PLAN OF TEXAS













Independent Auditors' Report

Board of Directors
Kaiser Foundation Health Plan of Texas
Dallas, Texas


We have audited the accompanying balance sheets of Kaiser Foundation Health Plan of Texas as of December 31, 1997 and 1996, and the related statements of operations and changes in net deficiency and of cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Kaiser Foundation Health Plan of Texas as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in the Summary of Significant Accounting Policies to Financial Statements, Health Plan is a subsidiary of Kaiser Foundation Health Plan, Inc., and the accompanying financial statements have been prepared from the separate records maintained by Health Plan. Such financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations if Health Plan had been operated as an unaffiliated company. Additionally as discussed in the Subsequent Event note to Financial Statements, in February 1998, Health Plan signed a non-binding letter of intent to sell Health Plan's assets to a third party.


/s/  DELOITTE & TOUCHE LLP


Dallas, Texas
March 5, 1998

                     KAISER FOUNDATION HEALTH PLAN OF TEXAS


STATEMENTS OF OPERATIONS AND CHANGES IN NET DEFICIENCY
(in thousands)

                                                                             Year Ended December 31
                                                                        1997                        1996
                                                                ----------------------------------------
Revenues:
    Members' dues                                            $    168,337      80.7 %    $    158,354      80.4 %
    Supplemental charges                                           13,442       6.5            12,298       6.2
    Medicare                                                       10,269       4.9            10,202       5.2
    Other                                                          16,488       7.9            16,163       8.2
                                                             ------------    ------      ------------   -------
Total Revenues                                                    208,536     100.0           197,017     100.0
Expenses:
    Medical services                                              167,558      80.4           155,255      78.8
    Hospital services                                              38,599      18.5            38,580      19.6
    Outpatient pharmacy                                            27,252      13.1            26,530      13.5
    Other benefit costs                                             9,446       4.5             9,712       4.9
                                                             ------------    ------      ------------   -------
Total Medical and Hospital Services                               242,855     116.5           230,077     116.8
    Health Plan administration                                     24,802      11.9            21,866      11.1
                                                             ------------    ------      ------------   -------
Total Expenses                                                    267,657     128.4           251,943     127.9
                                                             ------------     -----      ------------     -----
Net Loss                                                          (59,121)   (28.4)%          (54,926)  (27.9)%
                                                                             =====                      =====

    Donated capital                                                40,000                     --
    Net deficiency at beginning of year                          (142,362)                    (87,436)
                                                             ------------                ------------
Net Deficiency at End of Year                                   $(161,483)                  $(142,362)
                                                                =========                   =========

                        See notes to financial statements

                     KAISER FOUNDATION HEALTH PLAN OF TEXAS


BALANCE SHEETS
(in thousands)

                                                                                             December 31
                                                                                      1997           1996
                                                                                  -----------------------
ASSETS
Current Assets:
    Cash and equivalents                                                          $    2,443        $    2,698
    Accounts receivable                                                               12,279             7,851
    Other                                                                              5,447             5,680
    Due from affiliated organizations                                                  9,306             6,333
                                                                                   ---------         ---------
Total Current Assets                                                                  29,475            22,562
Land, Buildings, and Equipment                                                        61,981            70,855
Other Assets                                                                           1,828             3,920
            --------------------------------------------------------------------------------         ---------
Total Assets                                                                       $  93,284         $  97,337
                                                                                   =========         =========

LIABILITIES AND NET DEFICIENCY
Current Liabilities:
    Accounts payable and accrued expenses                                          $  24,564         $  22,356
    Payroll and related charges                                                        3,333             3,353
    Due to affiliated organizations                                                    1,534             2,186
    Due to associated medical group                                                    4,145             2,533
    Other                                                                              2,487             2,451
    Current installments on long-term debt                                               197               524
                                                                                   ---------         ---------
Total Current Liabilities                                                             36,260            33,403
Long-Term Debt                                                                         4,322             4,447
Other Long-Term Liabilities                                                          214,185           201,849
                                                                                   ---------         ---------
Total Liabilities                                                                    254,767           239,699
Net Deficiency                                                                      (161,483)         (142,362)
                                                                                   ---------          --------
Total Liabilities and Net Deficiency                                               $  93,284        $   97,337
                                                                                   =========        ==========

                        See notes to financial statements

                     KAISER FOUNDATION HEALTH PLAN OF TEXAS


STATEMENTS OF CASH FLOWS
(in thousands)

                                                                                        Year Ended December 31
                                                                                       1997                1996
                                                                                   ----------------------------
Increase (Decrease) in Cash and Equivalents
Cash Flows from Operating Activities:
    Net loss                                                                        $(59,121)         $(54,926)
    Adjustments  to  reconcile  net  loss to net cash  provided  from  operating activities:
          Depreciation and amortization                                               9,089              8,508
          Write-down of land, buildings, and equipment                                1,876                 --
          Provision for self-insured risks                                           14,099             15,018
          Amounts paid for self-insured risks                                        (9,689)           (10,209)
          Interest on borrowings from affiliated organizations                        1,152             14,134
          Changes in assets and liabilities:
          Accounts receivable                                                        (4,428)             8,984
          Other current assets                                                          233             (3,278)
          Other assets                                                                    --             5,116
          Due from affiliated organizations                                           (2,972)           (4,147)
          Accounts payable and accrued expenses                                        2,209            (7,172)
          Payroll and related charges                                                    (20)            1,607
          Due to affiliated organizations                                               (652)           (5,077)
          Due to associated medical group                                              1,612               556
          Other liabilities                                                           (3,385)            1,465
                                                                                      ------          --------
Net Cash Used in Operating Activities                                                (49,997)          (29,421)
                                                                                     -------           -------
Cash Flows from Investing Activities:
    Additions to land, buildings, and equipment                                            --           (11,129)
Net Cash Provided from (Used in) Investing Activities                                      --           (11,129)
Cash Flows from Financing Activities:
    Payments for bond redemption                                                          --              (555)
    Capital lease obligation                                                            (126)              284
    Payments on long-term debt                                                          (328)             (658)
    Capital contributions                                                             40,000                --
    Net borrowings from affiliated organizations                                      10,196            43,372
                                                                                   ---------          --------
Net Cash Provided from Financing Activities                                           49,742            42,443
                                                                                   ---------          --------
Net Change in Cash and Equivalents                                                      (255)            1,893
Cash and Equivalents at Beginning of Year                                              2,698               805
                                                                                   ---------         ---------
Cash and Equivalents at End of Year                                                 $  2,443          $  2,698
                                                                                    ========          ========

                        See notes to financial statements

                     KAISER FOUNDATION HEALTH PLAN OF TEXAS


NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 1997 and 1996


Summary of Significant Accounting Policies

General
Kaiser Foundation Health Plan of Texas (Health Plan) is a nonprofit corporation, exempt from federal and state income taxes. Health Plan is a subsidiary of Kaiser Foundation Health Plan, Inc. (KFHP), and the accompanying financial statements have been prepared from the separate records maintained by Health Plan. Such financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations if Health Plan had been operated as an unaffiliated company. Health Plan contracts with Kaiser Foundation Hospitals (Hospitals) and Permanente Medical Association of Texas (Medical Group) to provide or arrange hospital and medical services to members. Contract payments to the Medical Group and Hospitals represent a substantial portion of the expenses for medical and hospital services reported in the statements of operations and changes in net deficiency.

KFHP and Hospitals have committed to fund operating and capital expenditures of Health Plan, as necessary.

The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported. Incurred but not reported claims, self-insured risks, pension benefits, and certain revenue subject to retroactive adjustment represent significant estimates. Actual results could differ materially from these estimates.

Revenue and Expense Recognition
Members' dues are recorded as revenue in the month that members are entitled to service. Dues collected in advance are deferred.

A portion of Medicare revenue is subject to audit and possible retroactive adjustment. Provision has been made for estimated retroactive adjustments. Differences between the provision and final settlement are recorded in the year of settlement.

     Revenue derived under contract with the United States Office of Personnel Management in 1997 and 1996 was approximately 10.3% and 13.2% of total revenue in each year.

Expenses for medical and hospital services are recorded as incurred. Costs incurred but not reported are estimated based on historical data, current membership statistics, and other information.

Land, Buildings, and Equipment
Land, buildings, leasehold improvements, and equipment are stated at cost. Buildings, leasehold improvements, and equipment are depreciated over estimated useful lives on a straight-line basis.

Other Assets
Included in other assets are deposits, prepaid pension expense, deferred debt-issuance, capitalized common systems costs and start-up costs which are deferred and amortized over estimated useful lives on a straight-line basis.

                     KAISER FOUNDATION HEALTH PLAN OF TEXAS


Self-Insured Risks
Annual costs associated with self-insured risks, primarily for professional liability, are charged to operations based upon actual and estimated claims and are classified as other long-term liabilities. The portion estimated to be paid during the next year is included in current liabilities.

Consolidated Service Center (CSC)
In 1995 the CSC was created to provide certain administrative services for Health Plan and other subsidiaries of KFHP. The CSC balance sheet as of December 31, 1997, and the related statements of operations and cash flows for the year then ended are included in the financial statements of Health Plan.

Reclassifications
Certain reclassifications have been made in the 1996 financial statements to conform with 1997 classifications.

Selected Balance Sheet Accounts

Detail of selected balance sheet accounts at December 31 (in thousands):


                                                                                          1997              1996
                                                                                      ------------      --------



Accounts Receivable
Members' dues                                                                        $    8,980          $   5,451
Patient services                                                                          4,774              4,820
                                                                                     ----------         ----------
                                                                                         13,754             10,271
Less allowance for uncollectible accounts                                                 1,475              2,420
                                                                                     ----------         ----------
                                                                                     $   12,279          $   7,851
                                                                                     ==========         ==========

Land, Buildings, and Equipment
Land                                                                                 $   12,044           $ 13,086
Buildings and improvements                                                               40,870             39,672
Leasehold improvements                                                                    4,436              3,988
Equipment                                                                                46,477             47,626
Construction in progress                                                                                         3
                                                                                    ------------------      --------
                                                                                        103,827            104,375
Less accumulated depreciation                                                            41,846             33,520
                                                                                    -----------        -----------
                                                                                         61,981          $  70,855
                                                                                    ===========        ===========

Net Deficiency
Donated capital                                                                      $   43,202         $    3,202
Accumulated net deficiency                                                             (204,685)          (145,564)
                                                                                   ------------       ------------
                                                                                      $(161,483)         $(142,362)


                     KAISER FOUNDATION HEALTH PLAN OF TEXAS


Long-Term Debt and Other Long-Term Liabilities

Long-term debt and other long-term liabilities at December 31 (in thousands):



                                                                                           1997                   1996
                                                                                       ------------           --------
Long-Term Debt:


Health facilities revenue bonds:
    1995 variable rate bonds, due 2016                                                    $3,700             $3,700
    1987 variable rate bonds, due 1996 to 1997                                               --                 524
Capital lease obligation                                                                     819                747
                                                                                        --------          ---------
                                                                                           4,519              4,971
Less current installments on long-term debt                                                  197                524
                                                                                        --------          ---------
                                                                                          $4,322             $4,447
                                                                                          ======             ======

Other Long-Term Liabilities:

Due to affiliated organizations:
    Subordinated borrowings                                                             $183,847           $156,202
    Advances                                                                              10,490             30,697
    Self-insured risks                                                                    19,848              9,235
    Other                                                                                    --          5,715
                                                                                         ------      ---------
                                                                                        $214,185           $201,849
                                                                                        --------           ==------

The 1995 variable rate bonds are guaranteed by KFHP and Hospitals. During 1997 and 1996, the required principal payments were financed by an affiliated organization for Health Plan. Interest on the bonds is paid monthly. Interest rates vary weekly and are determined based on market rates for similar obligations. At December 31, 1997, the interest rate was 4.6%.

The 1987 variable rate bonds were funded through the North Texas Pooled Health Care Loan Program with proceeds from bonds issued by Texas Health Facilities Development Corporation. Interest rates were determined based on market rates for similar obligations. The bonds matured in May 1997.

Borrowings due to affiliated organizations are not negotiated at arm's length and are subject to the provisions of the Texas Department of Insurance Consent Order discussed in the Commitments of the Notes to Financial Statements.

Principal payments for each of the next five years and thereafter (in thousands):

                  1998                                                          $   188
                  1999                                                              188
                  2000                                                              188
                  2001                                                              188
                  2002                                                              188
                  Thereafter                                                      3,768
                                                                                -------
                                                                                  4,708
                  Less interest on capital lease obligation                        (189)
                                                                                -------
                                                                                 $4,519


                     KAISER FOUNDATION HEALTH PLAN OF TEXAS


Interest cost incurred during 1997 and 1996 was $1.3 million and $14.8 million, of which $1.1 million and $14.5 million is due to affiliated organizations. Interest paid to non-affiliated organizations was $0.2 million in 1997 and $0.3 million in 1996.

Pension Plans

Defined Benefit Plans
Health Plan participates with affiliated organizations in defined benefit pension plans covering substantially all its employees. Benefits are based on age at retirement, years of credited service, and average compensation for a specified period prior to retirement.

For financial reporting, the projected unit credit method is used to compute pension cost; for funding purposes, the entry-age normal method is used. Substantially all pension fund assets are invested in fixed-income and equity securities. The projected benefit obligation (PBO) and plan assets are not determined on a separate basis for Health Plan. Pension expense for the defined benefit plans for 1997 and 1996 was $0.6 million and $0.4 million.

The weighted average discount rate at January 1 used for calculating pension expenses was 7.5% in 1997 and 1996. The rate of salary progression used to calculate pension expense was 4.0% in 1997 and 1996. The rate of salary progression used in determining the December 31 PBO was 4.0% in 1997 and 1996. The expected long-term rate of return on plan assets was 9.5% in 1997 and 1996. The weighted average discount rate used for calculating the December 31 PBO was 7.25% in 1997 and 7.5% in 1996.

Commitments

In fulfilling its contractual obligation to Health Plan, Hospitals has contracts with local hospitals, generally on a per diem or capitated basis, to provide the major portion of inpatient hospital care and certain outpatient care for Health Plan members.

In April 1997, Health Plan agreed to a consent order of the Texas Department of Insurance (the "Consent Order"). The Consent Order, amongst other service related matters, required the following: a) a $20 million Capital Contribution;
b) a $20 million forgiveness of Health Plan debt; c) the restructuring of Health Plan debt, eliminating interest charges effective December 31, 1996; d) the deferral of principal and interest payments on Health Plan's subordinated borrowings until a date when Health Plan has a net worth in excess of $20 million; e) prior notice to the Insurance Commissioner of intent to repay subordinated debt; f) the contribution of approximately $20.5 million in capital assets by Hospitals for Health Plan use at no cost to Health Plan; g) additional capital contributions as necessary to Health Plan to cover any net loss from operations and maintain a minimum regulatory net worth of $20 million. The terms of this Consent Order have been ratified by the Board of Directors of Kaiser Foundation Hospitals. Health Plan believes it has complied with the Consent Order and related transactions have been reflected in the 1997 financial statements as appropriate, including a $40 million capital donation resulting from a) and b) above.

Health Plan leases office space, medical facilities, and equipment under operating leases that expire through 2002, with certain leases containing provisions for renewal for additional periods ranging from one to eight years. Total rent expense was $1.1 million in 1997 and $1.2 million in 1996.

                     KAISER FOUNDATION HEALTH PLAN OF TEXAS


     Minimum rental commitments under operating leases extending beyond one year at December 31, 1997 (in thousands):


                  1998                                                    $1,227
                  1999                                                     1,272
                  2000                                                     1,004
                  2001                                                       636
                  2002                                                       612
                                                                          ------
                                                                          $4,751

Litigation

There are pending claims for professional liability against Health Plan which are substantially self-insured. Management believes, after consultation with counsel, it is probable that disposition of these claims will not have a material effect on the financial statements of Health Plan.

Subsequent Event

In February 1998, Health Plan signed a non-binding letter of intent to sell Health Plan's assets to a third party. While no specific date of sale has been determined, it is anticipated that the sale will occur before the end of 1998. The accompanying financial statements do not include any adjustments that might result from the sale of Health Plan's assets.

                             ADDITIONAL INFORMATION

                     KAISER FOUNDATION HEALTH PLAN OF TEXAS













Independent Auditors' Report on Additional Divisional Information

Board of Directors
Kaiser Foundation Health Plan of Texas
Dallas, Texas


Our audit was conducted for the purpose of forming an opinion on the 1997 financial statements taken as a whole. The additional divisional information on pages 12 and 13 is presented for purposes of additional analysis of the basic financial statements rather than to present the financial position and results of operations of the individual divisions and is not a required part of the basic financial statements. This additional information is the responsibility of management. Such information has been subjected to the procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated, in all material respects, when considered in relation to the basic 1997 financial statements taken as a whole.

As discussed in the Summary of Significant Accounting Policies to Financial Statements, Health Plan is a subsidiary of Kaiser Foundation Health Plan, Inc., and the accompanying financial statements have been prepared from the separate records maintained by Health Plan. Such financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations if Health Plan had been operated as an unaffiliated company. Additionally as discussed in the Subsequent Event note to Financial Statements, in February 1998, Health Plan signed a non-binding letter of intent to sell Health Plan's assets to a third party.


/s/  DELOITTE & TOUCHE LLP

Dallas, Texas
March 5, 1998

                     KAISER FOUNDATION HEALTH PLAN OF TEXAS


ADDITIONAL DIVISIONAL INFORMATION--OPERATIONS AND CHANGES IN NET DEFICIENCY Year
Ended December 31, 1997 (in thousands)

                                                        Health Plan        CSC        Eliminations       Totals
Revenues:
    Members' dues                                     $    168,337         $  0           $     0        $ 168,337
    Supplemental charges                                    13,442                                          13,442
    Medicare                                                10,269                                          10,269
    Other                                                   10,025        $ 7,647       $(1,184)            16,488
                                                      ------------     ----------       -------       ------------
Total Revenues                                             202,073          7,647        (1,184)           208,536
Expenses:
    Medical services                                       167,558                                         167,558
    Hospital services                                       38,599                                          38,599
    Outpatient pharmacy                                     27,252                                          27,252
    Other benefit costs                                      9,446                                           9,446
                                                      ------------     ----------     ----------      ------------
Total Medical and Hospital Services                        242,855                                         242,855
    Health Plan administration                              12,991         12,995        (1,184)            24,802
                                                      ------------     ----------     ---------       ------------
Total Expenses                                             255,846         12,995        (1,184)           267,657
                                                      ------------     ----------     ---------       ------------
Net Loss                                                   (53,773)        (5,348)                         (59,121)

    Capital contributions                                   40,000                                          40,000
    Net deficiency at beginning of year                   (142,095)          (267)                        (142,362)
                                                      ------------     ----------     ----------      ------------
Net Deficiency at End of Year                            $(155,868)       $(5,615)       $      --       $(161,483)
                                                         =========     ==========     ============       =========

     See independent auditors' report on additional information and notes to financial statements

                     KAISER FOUNDATION HEALTH PLAN OF TEXAS

ADDITIONAL DIVISIONAL INFORMATION--BALANCE SHEET
As of December 31, 1997
(in thousands)


                                                             Health Plan       CSC     Eliminations      Totals
ASSETS
Current Assets:


    Cash                                                     $    2,438     $      5      $     0        $   2,443
    Accounts receivable                                          12,263           16                        12,279
    Other                                                         5,388           59                         5,447
    Due from affiliated organizations                             6,115        4,555      $(1,364)           9,306
                                                           ------------     --------      -------     ------------
Total Current Assets                                             26,204        4,635       (1,364)          29,475
Land, Buildings, and Equipment                                   59,268        2,713                        61,981
Other Assets                                                        990        1,409         (571)           1,828
                                                           ------------     --------    ---------     ------------
Total Assets                                                  $  86,462       $8,757      $(1,935)       $  93,284
                                                           ============       ======      =======     ============

LIABILITIES AND NET DEFICIENCY
Current Liabilities:
    Accounts payable and accrued expenses                     $  24,008      $   556                     $  24,564
    Payroll and related charges                                   2,987          346                         3,333
    Due to affiliated organizations                                 486        2,412     $(1,364)1,534
    Due to associated medical group                               4,145                                      4,145
    Other                                                         2,487                                      2,487
    Current installments on long-term debt                          197                                        197
                                                           ------------    ----------    ---------- --------------
Total Current Liabilities                                        34,310        3,314       (1,364)          36,260
Long-Term Debt                                                    4,322                                      4,322
Other Long-Term Liabilities                                     203,698       11,058         (571)         214,185
                                                           ------------   ----------    --------- ----------------
Total Liabilities                                               242,330       14,372       (1,935)         254,767
Net Deficiency                                                 (155,868)      (5,615)                     (161,483)
                                                           ------------   ----------     ---------- --------------
Total Liabilities and Net Deficiency                          $  86,462      $ 8,757      $(1,935)       $  93,284
                                                           ============   ==========      =======     ============

     See independent auditors' report on additional information and notes to financial statements